FORM 8-K

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

              SEPTEMBER 17, 2010 (AMENDMENT) (SEPTEMBER 13, 2010)
                  DATE OF AMENDMENT (DATE OF ORIGINAL REPORT)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


                777 COMMERCE DRIVE, FAIRFIELD, CONNECTICUT 06825
                ------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ON SEPTEMBER 13, 2010 COMPETITIVE TECHNOLOGIES FILED FORM 8-K STATING THE
FOLLOWING:

     On September 3, 2010, the Board of Directors of Competitive Technologies, Inc. removed John B. Nano as an Officer of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct. Mr. Nano was previously Chairman of the Board of Directors, President and Chief
Executive  Officer  of  Competitive  Technologies,  Inc.

     On September 13, 2010, the Board of Directors of Competitive Technologies, Inc. removed John B. Nano as a Director of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct, consisting of violations of his duty of undivided loyalty, conflicts of interest, improper utilization of company assets for personal benefit, inaccurate and incomplete communications with the Board of Directors and the public, withholding information from the Board of Directors and other matters. Mr. Nano did not serve on any committees of the Board of Directors.

     On September 3, 2010 the Board of Directors of Competitive Technologies, Inc. elected Johnnie Johnson as Chief Executive Officer and Chief Financial Officer of the Corporation and William Reali, a current director, as Chairman of the Board of Directors of the Company.

     Information with respect to Mr. Johnson is stated in detail in the previous Form 8-K filed September 13, 2010

     William Reali's biographical background is as set forth in the Company's most recently filed proxy statement.

     Mr. Johnson and Mr. Reali have been provided with a copy of the disclosures contained in this Report on Form 8-K, have been given an opportunity to review and agree to such disclosures. Mr. Johnson and Mr. Reali have advised the registrant that they agree with such disclosures.

     Mr. Nano was also provided with a copy of the disclosures contained in the original filing of this Report on Form 8-K, and was given an opportunity to review and agree to such disclosures. In response, Mr. Nano provided a statement with respect to the original filing on Form 8-K which is attached hereto as an exhibit. which Competitive Technologies is required to file with United States Securities and Exchange Commission

RESPONSE TO STATEMENT:

     In response to Mr. Nano's statement, the Company and its Board of Directors respond as follows:

     Mr. Nano's statement with respect to his termination is materially and substantially inaccurate in numerous respects. Because Mr. Nano has challenged the termination for cause of his employment by the Board of Directors of the Company, the Company is required to articulate publicly the reasons for the termination of his employment.

     To provide context to these discussions, shareholders are advised that during the course of the past two years, Mr. Nano had taken several actions which were noted by the Board as being conflicts of interest, actions taken for personal gain and potentially in violation of Mr. Nano's fiduciary duties and potentially breaches of the Competitive Technologies, Inc. Corporate Code of Conduct. Mr. Nano received communications from the Board reflecting these concerns with strong admonitions to resolve the issues and no longer undertake similar actions.

     Furthermore, the Board had become aware from sources working for the Company that Mr. Nano's method of leadership was negatively impacting the Company, some employees and overall Company objectives. The Directors determined that it was time to review Mr. Nano's employment, relationship and employment contract with the Company. Realizing that Mr. Nano's Contract 180 day automatic renewal clause was about to kick in, Mr Nano was advised on August 5, 2010 (the date required by the automatic renewal clause of his contract) that the Board would not be allowing the automatic renewal of the contract, which gave the Board sufficient time to discuss the matter of Mr. Nano's agreement in the upcoming Board meeting which was scheduled after the notification date

     During June, July and August 2010, the Company was vigorously seeking to complete a financing transaction which if successful would have obtained sufficient shareholder equity to avoid a delisting action by the NYSE Amex Equities market. In a Board Meeting on August 26, 2010, in discussions which did not include Mr. Nano, the Board determined that there was substantial cause for termination but at that time it would be in the best interest of the Company and its shareholders that an agreement be implemented that kept him on the board and as Chairman, but did not give any authority over operational decisions. The Board believed that some arrangement with Mr. Nano would be better than potential ongoing litigation, particularly given the proposed financing and upcoming potential for delisting. An immediate termination of Mr. Nano had the potential to disrupt the market, jeopardize the financing, and hasten the delisting process.

     During that Board meeting Mr. Nano and the Board reached a very specific oral understanding of what employment terms as Chairman but not CEO would be acceptable to the Board, and Mr. Nano agreed with those terms. Shortly thereafter, counsel for the Company presented Mr. Nano's counsel with an agreement which specifically set forth the agreed upon terms. Counsel for the Company had a very specific discussion with Mr. Nano's counsel in which the Company's counsel advised that there was no room for additional demands and that the proposal already contained more compensation than the Board desired to provide to Mr. Nano. Nevertheless, Mr. Nano's counsel responded with a "counter proposal" with terms that were materially different and substantially more excessive than what was agreed to by the Board and Mr. Nano. As a consequence, the Board determined it was in the best interests of shareholders and the Company to proceed with termination and summarily rejected the counter proposal.

     Mr. Nano alleges in his Statement attached hereto that he advised members of the Board of Directors during the Summer that he was concerned about apparent unauthorized dissemination of confidential insider information by certain Directors "in the midst of a critical fund raising effort." In fact, Mr. Nano advised both the Board and the NYSE Amex Equities at the delisting hearing that the Company's stock had declined in price and the fund raising impaired principally because of short sales, institutional sales and other investors who were selling based on the notice of delisting. During the summer the Board was not provided any support or evidence to unauthorized dissemination of confidential information. Thus the Board could not pursue an investigation of any alleged claims of insider trading unless documentation could be provided or source of such claims. Mr. Nano never came forward with any documentation nor did he pursue the matter further.

     In its private session the Board discussed representations from at least one Director that if Mr. Nano were terminated and from the Company's counsel and from a key outside contractor that Mr. Nano had advised that if the compensation in his existing contract were not paid in full he would take actions to "destroy the Company". We believe this is a breach of fiduciary duty.

     In addition to matters which were previously known to the Board, and which were a component of his initial removal, subsequent to Mr. Nano's removal the Board has discovered additional matters with respect to cause for Mr. Nano's termination.

     The Company's causes for terminating Mr. Nano's employment can be categorized broadly into two categories. First, Mr. Nano took actions in his own personal interest and in the interest of family members that have been detrimental to the Company. Second, Mr. Nano has not fulfilled his responsibilities to the Company as required by the Code of Conduct and the standards for the President and Chief Executive Officer of a publicly traded company. Some but not all of these matters are set forth below.

     At the time of the termination of Mr. Nano's employment for cause, the Board was aware of some circumstances relating to a contract Mr. Nano made on behalf of the Company with his son who does not have the same last name. Mr. Nano had the Company enter into a contract with his son as a consultant without disclosure to the Board. In addition, Mr. Nano never disclosed the following facts to the Board of Directors. Mr. Nano had the Company pay his son's relocation costs from Pennsylvania to Connecticut even though consultant relocation is not reimbursed under Company policy and reimbursement was not authorized by the Board. Mr. Nano approved his son's consultant invoices and had the Company pay state sales taxes on his son's invoices for services. When Mr. Nano finally allowed the Company's contract with his son to lapse two years later, Mr. Nano
(i) had the Company pay his son contractor payments as "severance" for a month in which the son did not work; and (ii) urged his son to apply for unemployment compensation even though his son had received IRS Form 1099 from the Company and had the Company refrain from resisting his son's unemployment compensation claim. As a result, the State of Connecticut billed the Company both for unemployment compensation insurance premiums on the payments to Mr. Nano's son, and for employer state unemployment payroll taxes, interest and penalties on the income paid by the Company to Mr. Nano's son. Because Mr. Nano had urged his son to apply for unemployment compensation, Mr. Nano directed the Company's payment without protest of the unemployment premiums and withholding taxes, penalties and interest on payments to Mr. Nano's son.

     The Board also became aware of Mr. Nano's impropriety on another unemployment compensation matter as cause for his termination. On March 25, 2010, a female employee resigned from the Company. The employee applied for unemployment compensation on the grounds of a hostile workplace environment. On behalf of the Company, Mr. Nano sent a letter to the State incorrectly indicating that the employee had been laid off for lack of work. Although the employee had resigned, Mr. Nano then entered into a severance agreement with the employee to pay her three month's salary as severance. Like Mr. Nano's son, this former employee collected unemployment compensation that the State of Connecticut has billed to the Company's account. Mr. Nano subsequently approved rehiring this former employee as an independent contractor.

     The Board terminated Mr. Nano's employment for numerous other instances of dealings for the Company with parties related to Mr. Nano without disclosure to the Board. These dealings include Mr. Nano's award of a distribution contract for the Company to a group that included Mr. Nano's nephew, who likewise does not have the same last name as Mr. Nano, without disclosing that relationship to the Board. The group did not perform and the contract had to be terminated. Mr. Nano contracted numerous relatives and friends to be sales representatives for the Company without disclosing these relationships to the Board. Mr. Nano allowed a friend to occupy one of the Company's offices without payment of rent.

     In addition to self-dealing favoring family and friends at the expense of CTT, Mr. Nano also failed both to discharge properly his duties to the Company and to make full disclosure to the Board of Directors. As only one example, Mr. Nano made a loan of approximately $50,000 of the Company's funds by making payments on behalf of a shareholder without disclosure to or approval by the Board.

     The above statements of the Company's cause for the Board's termination of Mr. Nano's employment are not intended to be exhaustive. However, they are indicative that the Board terminated Mr. Nano for cause because the Board determined that Mr. Nano's actions violate the following requirements of the Company's Code of Conduct:

          (1) "Without prior approval by both a majority of the Company's Board of Directors and a majority of the Company's disinterested directors who are not employees of the Company, no sale or purchase of property, supplies or services shall be made by the Company to or from any director or officer of the Company, members of a director's or officer's family, or entities in which any of these persons is a director, officer or owner of 5% or more of that entity's equity interests."

          (2)  "Company  assets  are  meant  for  Company and not personal use."

          (3) "However, you owe a duty of undivided loyalty to the Company, and therefore your personal activities and relationships must not conflict, or appear to conflict, with the interests of the Company."

          (4)  "The  Company's communications with the public must be accurate."

     Further, the Board determined that Mr. Nano's conduct violated the following requirements of the Company's Corporate Governance Principles:

"[T]he Board takes an engaged and focused approach to its responsibilities and duties, and sets standards to better ensure that we are committed to business success and enhancement of stockholder value by maintaining the highest standard of responsibility and ethics."

As a consequence of the foregoing and due to Mr. Nano's unwillingness to reach an amicable transition, the Board of Directors of Competitive Technologies, Inc. terminated Mr. Nano for cause, removed him as Chief Executive Officer and any other officer positions he held, and removed him as a Director of the Company.

ITEM  9.01.  EXHIBITS

99.1     Letter  from  John  B.  Nano

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: September 17, 2010                    By: /s/Johnnie D. Johnson
                                             -------------------------
                                             Johnnie D. Johnson
                                             Chief Executive Officer